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                                                                   Exhibit 10.37

                       AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this "Amendment") is made and entered into as of April 24, 2001 between Therma-Wave, Inc., a Delaware corporation (the "Company"), and Martin M. Schwartz ("Executive").

                                   RECITALS:

     A. The Company and Executive have entered to an Employment Agreement dated as of August 3, 1998 (the "Agreement"), which sets forth the terms and conditions of Executive's employment by the Company.

     B. Since July 1999 Executive has served as the President and Chief Executive Officer of the Company.

     C. The Company and Executive desire to amend the Agreement as set forth herein.

     In consideration of the continued employment of Executive by the Company, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Position and Duties. Executive currently serves as the President and
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          Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, subject to the overall direction and authority of the Company's Board of Directors (the "Board"). All references to Executive's title and position in the Agreement are hereby amended to provide that Executive is the President and Chief Executive Officer, reporting to the Board.

     2.     Base Salary and Benefits.
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          (a)  Section 3(c) of the Agreement is hereby amended to read in its entirety as follows:

              "(c) In addition to the Base Salary for each of the Company's fiscal years beginning with the 2000 fiscal year, Executive will be eligible to earn a bonus base of up to fifty percent (50%) of his Base Salary (the "Bonus") based on the Company achieving certain corporate performance goals and Executive achieving certain individual goals. The target amount of the Bonus, the corporate performance goals and the individual goals each shall be set annually by the Board. The amount of the Bonus shall be determined in accordance with the procedures set forth on Exhibit
                                                                        -------
              B attached hereto."
              -

          (b) All references in the Agreement to Executive's Bonus are hereby amended to provide that the amount of the Bonus is based on fifty percent (50%) of Executive's Base Salary.
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     3.     Stock Options. Section 5(a) of the Agreement provides for the grant
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         to Executive of nonstatutory options to purchase two hundred thousand
         (200,000) shares of the Company's Common Stock and further provides that the vesting of the options shall be accelerated and the options shall become immediately exercisable upon a Sale of the Company (as
                                                     -------------------
         such term is defined in Section 5(b) of the Agreement). Subsequent to the grant of the originally contemplated by the Agreement, Executive has been granted additional options to purchase shares of the Company's Common Stock pursuant to the Management and 2000 Equity Incentive Plan option agreements dated July 20, 1999 and July 28, 2000 and may be granted additional options to purchase shares of the Company's Common Stock in the future (collectively, the "Subsequent Options"). The stock option agreements with respect to all of the Subsequent Options shall provide that the vesting of the Subsequent Options shall be accelerated and the Subsequent Options shall become immediately exercisable upon a Sale of the Company (as such term is defined in Sections 5(b) of the
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         Agreement).

     4.     Remainder of Agreement. Except as expressly set forth herein, the
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         terms of the Agreement shall remain in full force and effect without modification or amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                        Therma-Wave, Inc.


                                        By:  /s/ L. Ray Christie
                                             -------------------
                                             Name: L. Ray Christie
                                                   ---------------
                                             Title: Vice President, CFO
                                                    -------------------


                                        /s/ Martin M. Schwartz
                                        ----------------------
                                        Martin M. Schwartz